EXHIBIT 99.1 News release

HP Reports Fourth Quarter 2006 Results

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	• •
Net revenue of $24.6 billion, up 7% year-over-year, or 6% when adjusted for the effects of currency

GAAP operating profit of $1.9 billion, $0.60 earnings per share, up from $0.14 in the prior year period
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	Non-GAAP operating profit of $2.2 billion, or $0.68 earnings per share, up from $0.51 in the prior year period
Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Cash flow from operations of $3.2 billion, up $1.4 billion year-over-year

PALO ALTO, Calif., Nov. 16, 2006 – HP today announced financial results for its fourth fiscal quarter ended Oct. 31, 2006, with net revenue of $24.6 billion, representing growth of 7% year-over-year, or 6% when adjusted for the effects of currency.

GAAP operating profit was $1.9 billion and GAAP diluted earnings per share (EPS) was $0.60 per share, up from $0.14 in the prior year period. Non-GAAP operating profit was $2.2 billion, with non-GAAP diluted EPS of $0.68, up from $0.51 in the prior year period. Non-GAAP financial information excludes $208 million of adjustments on an after-tax basis, or $0.07 per diluted share, related primarily to restructuring-related costs and amortization of purchased intangibles. GAAP and non-GAAP financial information include stock-based compensation expense in the current financial period only.

“We closed a strong year with solid revenue growth, margin expansion across our key businesses and excellent cash flow from operations,” said Mark Hurd, HP chairman and chief executive officer. “We are well on our way to building a more competitive HP that creates further value for our shareholders.”

	Q4 FY06	Q4 FY05	Y/Y	FY06	FY05	Y/Y
Net revenue ($B)	$ 24.6	$ 22.9	7%	$ 91.7	$ 86.7	6%
GAAP operating margin	7.7%	1.0%	6.7 pts	7.2	4.0%	3.2 pts
GAAP net income ($B)	$ 1.7	$ 0.4	308%	$ 6.2	$ 2.4	158%
GAAP diluted EPS	$ 0.60	$ 0.14	329%	$ 2.18	$ 0.82	166%
Non-GAAP operating margin	9.0%	7.6%	1.4 pts	8.0%	6.4%	1.6 pts
Non-GAAP net income ($B)	$ 1.9	$ 1.5	27%	$ 6.8	$ 4.7	44%
Non-GAAP diluted EPS	$ 0.68	$ 0.51	33%	$ 2.38	$ 1.62	47%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

During the quarter, on a year-over-year basis, revenue in the Americas grew 8% to $10.8 billion, revenue in Europe, the Middle East and Africa grew 7% to $9.7 billion, and revenue in Asia Pacific grew 6% to $4.0 billion. When adjusted for the effects of currency, revenue in the Americas grew 7%, revenue in Europe, the Middle East and Africa grew 3%, and revenue in Asia Pacific grew 7%.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 10% year-over-year to $7.8 billion, with unit shipments up 16%. On a year-over-year basis, notebook revenue grew 24% while desktop revenue was flat. Commercial client revenue grew 4% year-over-year, while Consumer client revenue increased 19%. Operating profit was $336 million, or 4.3% of revenue, up from a profit of $200 million, or 2.8% of revenue, in the prior year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue grew 7% year-over-year to $7.3 billion. On a year-over-year basis, supplies revenue grew 9%, commercial hardware revenue grew 8% and consumer hardware revenue grew 2%. Printer unit shipments increased 17% year-over-year, with consumer printer hardware units up 16% and commercial printer hardware units up 20%. Momentum in key growth initiatives continued, with all-in-one unit shipments up 22% year-over-year, appliance photo printers up 70%, color laser printer shipments up 40% and printer-based MFP shipments up 160%. HP Indigo Press printed page volume grew 41% over the prior year period. Operating profit was $1.1 billion, or 14.8% of revenue, up from a profit of $896 million, or 13.2% of revenue, in the prior year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.7 billion, up 4% over the prior year period. On a year-over-year basis, industry-standard server revenue increased 9%, with blade revenue growth of 38%. Networked storage revenue grew 1%, with revenue growth of 11% in the midrange EVA line offset by declines in the high-end array and tape businesses. Business critical systems revenue declined 4%, as Integrity systems growth of 77% was offset by declines in PA-RISC and Alpha. Operating profit was $502 million, or 10.7% of revenue, up from a profit of $404 million, or 9.0% of revenue, in the prior year period.

HP Services
HP Services (HPS) revenue increased 5% year-over-year to $4.1 billion. Revenue in Technology Services was flat over the prior year period, with Consulting and Integration revenue up 7% and Managed Services revenue up 16%. Operating profit was $505 million, or 12.4% of revenue, up from a profit of $322 million, or 8.3% of revenue, in the prior year period.

Software
Software revenue was $349 million, an increase of 14% year-over-year, with revenue in HP OpenView up 28% and revenue in HP OpenCall down 11%. Operating profit was $60 million, or 17.2% of revenue, up from a profit of $28 million, or 9.2% of revenue, in the prior year period. On Nov. 7, HP announced that it had closed the purchase of Mercury. The deal integrates Mercury’s leading application management and delivery and IT governance capabilities with HP’s broad portfolio of management solutions to create a new HP Software organization that will lead the industry in business technology optimization.

Financial Services
HP Financial Services (HPFS) reported revenue of $545 million, an increase of 6% year-over-year. Financing volume increased 1% over the prior year period, and net portfolio assets grew 4%. Operating profit was $35 million, or 6.4% of revenue, down from a profit of $52 million, or 10.1% of revenue, in the prior year period.

Asset management
Inventory ended the quarter at $7.8 billion, up $286 million sequentially and $873 million year-over-year. Accounts receivable grew $1.2 billion sequentially and increased $970 million over the prior year period to $10.9 billion. HP’s dividend payment of $0.08 per share in the fourth quarter resulted in cash usage of $219 million. HP utilized $1.0 billion of cash during the fourth quarter to repurchase approximately 30 million shares of common stock. In addition, HP received approximately 13 million shares of common stock under the company’s prepaid variable share purchase program. HP exited the quarter with $16.4 billion in gross cash, which includes cash and cash equivalents of $16.4 billion, short-term investments of $22 million, and certain long-term investments of $20 million.

Full year fiscal 2006
Net revenue for the full fiscal year 2006 was $91.7 billion, representing growth of 6% over the prior year period, or 7% when adjusted for the effects of currency. GAAP operating profit was $6.6 billion and GAAP diluted earnings per share (EPS) was $2.18 per share, up from $0.82 in the prior year period. Non-GAAP operating profit was $7.4 billion, with non-GAAP diluted EPS of $2.38, up from $1.62 in the prior year period. Non-GAAP financial information excludes $579 million of adjustments on an after-tax basis, or $0.20 per diluted share, related primarily to restructuring-related costs and amortization of purchased intangibles. GAAP and non-GAAP financial information include stock-based compensation expense in the current financial period only. Cash flow from operations for the full fiscal year 2006 was $11.4 billion, up from $8.1 billion in the prior year period.

Outlook
HP estimates Q1 FY07 revenue will be approximately $24.1 billion to $24.3 billion.

First quarter FY07 GAAP diluted EPS is expected to be in the range of $0.55 to $0.57, and non-GAAP diluted EPS is expected to be in the range of $0.60 to $0.62. Non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.05 per share, related primarily to the amortization of purchased intangible assets. First quarter FY07 GAAP and non-GAAP diluted EPS estimates include approximately $0.04 of stock-based compensation expense.

HP estimates full year FY07 revenue will be approximately $97.0 billion.

FY07 GAAP diluted EPS expected to be in the range of $2.28 to $2.33, and FY07 non-GAAP diluted EPS is expected to be in the range of $2.48 to $2.53. FY07 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.20 per share, related primarily to the amortization of purchased intangible assets. Full year FY07 non-GAAP and GAAP diluted EPS estimates include approximately $0.14 of stock-based compensation expense.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/hpinfo/investor/.

HP’s Q4 FY06 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2006/q4webcast.html.

About HP
HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended Oct. 31, 2006, HP revenue totaled $91.7 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter, fiscal year-to-date, and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net income, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, charges, earnings or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of any restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005, HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2006 and other reports filed after that report. As in prior years, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-K for the fiscal year ended October 31, 2006. In particular, determining HP’s actual tax balances and provisions as of October 31, 2006 and for the fiscal year then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities) which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: HP news releases are available via RSS feed at www.hp.com/hpinfo/rss.html.

© 2006 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
11/2006

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	October 31, 2006	July 31, 2006	October 31, 2005
Net revenue	$24,555	$21,890	$22,913

Costs and expenses(a):
Cost of sales	18,593	16,472	17,532
Research and development	870	920	859
Selling, general and administrative	2,886	2,830	2,786
Amortization of purchased intangible assets	153	153	136
Restructuring charges	152	5	1,565
In-process research and development charges	--	--	2
Pension curtailment gain	--	--	(199)

Total costs and expenses	22,654	20,380	22,681

Earnings from operations	1,901	1,510	232

Interest and other, net	190	221	132
Gains on investments	14	7	14
Dispute settlement	--	--	3

Earnings before taxes	2,105	1,738	381

Provision for (benefit from) taxes(b)	408	363	(35)

Net earnings	$1,697	$1,375	$416

Net earnings per share:
Basic	$0.62	$0.50	$0.15
Diluted	$0.60	$0.48	$0.14

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute net earnings per share:
Basic	2,730	2,768	2,850
Diluted	2,816	2,839	2,908

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$37	$35	$--
Research and development	20	17	--
Selling, general and administrative	84	75	--

Total costs and expenses	$141	$127	$--

(b) Tax benefit from stock-based compensation	$(40)	$(38)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (In millions except per share amounts)

	Twelve months ended October 31,
	2006	2005
	(Unaudited)

Net revenue	$91,658	$86,696

Costs and expenses(a):
Cost of sales	69,427	66,440
Research and development	3,591	3,490
Selling, general and administrative	11,266	11,184
Amortization of purchased intangible assets	604	622
Restructuring charges	158	1,684
In-process research and development charges	52	2
Pension curtailment gain	--	(199)

Total costs and expenses	85,098	83,223

Earnings from operations	6,560	3,473

Interest and other, net	606	189
Gains (losses) on investments	25	(13)
Dispute settlement	--	(106)

Earnings before taxes	7,191	3,543

Provision for taxes(b)	993	1,145

Net earnings	$6,198	$2,398

Net earnings per share:
Basic	$2.23	$0.83
Diluted	$2.18	$0.82

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,782	2,879
Diluted	2,852	2,909

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$144	$--
Research and development	70	--
Selling, general and administrative	322	--

Total costs and expenses	$536	$--

(b) Tax benefit from stock-based compensation	$(160)	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET INCOME, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended October 31, 2006	Diluted Earnings Per Share	Three months ended July 31, 2006	Diluted Earnings Per Share	Three months ended October 31, 2005	Diluted Earnings Per Share

Net income per GAAP	$1,697	$0.60	$1,375	$0.48	$416	$0.14

Non-GAAP adjustments:

Amortization of purchased	153	0.05	153	0.05	136	0.05
intangible assets
Restructuring charges	152	0.05	5	--	1,565	0.53
In-process research and	--	--	--	--	2	--
development charges
Pension curtailment gain	--	--	--	--	(199)	(0.07)
Gains on investments	(14)	--	(7)	--	(14)	--
Adjustments for taxes	(83)	(0.02)	(43)	(0.01)	(410)	(0.14)

Non-GAAP net income	$1,905	$0.68	$1,483	$0.52	$1,496	$0.51

Earnings from operations per GAAP	$1,901		$1,510		$232
Non-GAAP adjustments:
Amortization of purchased	153		153		136
intangible assets
Restructuring charges	152		5		1,565
In-process research and	--		--		2
development charges
Pension curtailment gain	--		--		(199)

Non-GAAP earnings from operations	$2,206		$1,668		$1,736

Operating margin per GAAP	8%		7%		1%
Non-GAAP adjustments	1%		1%		7%

Non-GAAP operating margin	9%		8%		8%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES ADJUSTMENTS TO GAAP NET INCOME, EARNINGS FROM OPERATIONS, OPERATING MARGIN AND EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Twelve months ended October 31, 2006	Diluted Earnings Per Share	Twelve months ended October 31, 2005	Diluted Earnings Per Share

Net income per GAAP	$ 6,198	$ 2.18	$ 2,398	$ 0.82

Non-GAAP adjustments:
Amortization of purchased intangible assets	604	0.21	622	0.22
Restructuring charges	158	0.06	1,684	0.58
In-process research and development charges	52	0.02	2	--
Pension curtailment gain	--	--	(199)	(0.07)
(Gains) losses on investments	(25)	(0.01)	13	--
Adjustments for taxes	(210)	(0.08)	(600)	(0.20)
Non-recurring American Jobs Creation Act income tax expense	--	--	788	0.27

Non-GAAP net income	$ 6,777	$ 2.38	$ 4,708	$ 1.62

Earnings from operations per GAAP	$ 6,560		$ 3,473
Non-GAAP adjustments:
Amortization of purchased intangible assets	604		622
Restructuring charges	158		1,684
In-process research and development charges	52		2
Pension curtailment gain	--		(199)

Non-GAAP earnings from operations	$ 7,374		$ 5,582

Operating margin per GAAP	7%		4%
Non-GAAP adjustments	1%		2%

Non-GAAP operating margin	8%		6%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	October 31, 2006	October 31, 2005
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$16,400	$13,911
Short-term investments	22	18
Accounts receivable	10,873	9,903
Financing receivables	2,440	2,551
Inventory	7,750	6,877
Other current assets	10,681	10,074

Total current assets	48,166	43,334

Property, plant and equipment	6,863	6,451

Long-term financing receivables and other assets	7,276	7,502

Goodwill and purchased intangible assets	20,205	20,030

Total assets	$82,510	$77,317

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,705	$1,831
Accounts payable	12,102	10,223
Employee compensation and benefits	3,148	2,343
Taxes on earnings	1,630	2,367
Deferred revenue	4,309	3,815
Accrued restructuring	547	1,119
Other accrued liabilities	11,134	9,762

Total current liabilities	35,575	31,460

Long-term debt	2,490	3,392
Other liabilities	6,301	5,289

Stockholders' equity	38,144	37,176

Total liabilities and stockholders' equity	$82,510	$77,317

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three Months Ended October 31, 2006	Twelve Months Ended October 31, 2006

Cash flows from operating activities:
Net earnings	$1,697	$6,198
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	596	2,353
Stock-based compensation expense	141	536
Provision for bad debt and inventory	99	271
Gains on investments	(14)	(25)
In-process research and development charges	--	52
Restructuring charges	152	158
Deferred taxes on earnings	339	720
Excess tax benefit from stock-based compensation	(92)	(251)
Other, net	(11)	18
Changes in assets and liabilities:
Accounts and financing receivables	(1,246)	(882)
Inventory	(381)	(1,109)
Accounts payable	1,407	1,879
Taxes on earnings	(61)	(540)
Restructuring	(324)	(810)
Other assets and liabilities	942	2,785

Net cash provided by operating activities	3,244	11,353

Cash flows from investing activities:
Investment in property, plant and equipment	(965)	(2,536)
Proceeds from sale of property, plant and equipment	97	556
Purchases of available-for-sale securities and other investments	(17)	(46)
Maturities and sales of available-for-sale securities and other investments	36	94
Payments made in connection with business acquisitions, net	(32)	(855)

Net cash used in investing activities	(881)	(2,787)

Cash flows from financing activities:
Repayment of commercial paper and notes payable, net	(1,611)	(55)
Issuance of debt	27	1,121
Payment of debt	(39)	(1,259)
Issuance of common stock under employee stock plans	848	2,538
Repurchase of common stock	(1,042)	(6,057)
Prepayment of common stock repurchases	--	(1,722)
Excess tax benefit from stock-based compensation	92	251
Dividends	(219)	(894)

Net cash used in financing activities	(1,944)	(6,077)

Increase in cash and cash equivalents	419	2,489
Cash and cash equivalents at beginning of period	15,981	13,911

Cash and cash equivalents at end of period	$16,400	$16,400

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2006	July 31, 2006	October 31, 2005(a)

Net revenue:

Enterprise Storage and Servers	$4,670	$4,133	$4,476
HP Services	4,080	3,888	3,900
Software	349	318	306

Technology Solutions Group	9,099	8,339	8,682

Personal Systems Group	7,823	6,917	7,113
Imaging and Printing Group	7,283	6,234	6,785
HP Financial Services	545	519	514
Corporate Investments	160	155	142

Total Segments	24,910	22,164	23,236
Eliminations of intersegment net revenue and other	(355)	(274)	(323)

Total HP Consolidated	$24,555	$21,890	$22,913

Earnings from operations:

Enterprise Storage and Servers	$502	$296	$404
HP Services	505	364	322
Software	60	13	28

Technology Solutions Group	1,067	673	754

Personal Systems Group	336	275	200
Imaging and Printing Group	1,080	884	896
HP Financial Services	35	35	52
Corporate Investments	(36)	(33)	(35)

Total Segments	2,482	1,834	1,867

Corporate and unallocated costs and eliminations,	(156)	(53)	(131)
excluding stock-based compensation expense
Unallocated costs related to stock-based compensation expense	(120)	(113)	--
Amortization of purchased intangible assets	(153)	(153)	(136)
Restructuring charges	(152)	(5)	(1,565)
In-process research and development charge	--	--	(2)
Pension curtailment gain	--	--	199
Interest and other, net	190	221	132
Gains on investments	14	7	14
Dispute settlement	--	--	3

Total HP Consolidated Earnings Before Taxes	$2,105	$1,738	$381

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $5 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2006	2005(a)

Net revenue:
Enterprise Storage and Servers	$17,308	$16,717
HP Services	15,617	15,536
Software	1,301	1,061

Technology Solutions Group	34,226	33,314

Personal Systems Group	29,166	26,741
Imaging and Printing Group	26,786	25,155
HP Financial Services	2,078	2,102
Corporate Investments	566	523

Total Segments	92,822	87,835
Eliminations of intersegment net revenue and other	(1,164)	(1,139)

Total HP Consolidated	$91,658	$86,696

Earnings from operations:
Enterprise Storage and Servers	$1,446	$800
HP Services	1,507	1,151
Software	85	(49)

Technology Solutions Group	3,038	1,902

Personal Systems Group	1,152	657
Imaging and Printing Group	3,978	3,413
HP Financial Services	147	213
Corporate Investments	(151)	(174)

Total Segments	8,164	6,011
Corporate and unallocated costs and eliminations,	(331)	(429)
excluding stock-based compensation expense
Unallocated costs related to stock-based compensation expense	(459)	--
Amortization of purchased intangible assets	(604)	(622)
Restructuring charges	(158)	(1,684)
In-process research and development charge	(52)	(2)
Pension curtailment gain	--	199
Interest and other, net	606	189
Gains (losses) on investments	25	(13)
Dispute settlement	--	(106)

Total HP Consolidated Earnings Before Taxes	$7,191	$3,543

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $16 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2006	July 31, 2006	October 31, 2005(a)

Net revenue:

Industry Standard Servers	$2,731	$2,466	$2,507
Business Critical Systems	997	833	1,037
Storage	942	834	932

Enterprise Storage and Servers	4,670	4,133	4,476

Technology Services	2,430	2,362	2,418
Managed Services	872	818	753
Consulting and Integration	778	708	729

HP Services	4,080	3,888	3,900

OpenView	251	215	196
OpenCall and Other	98	103	110

Software	349	318	306

Technology Solutions Group	9,099	8,339	8,682

Desktops	3,675	3,515	3,686
Notebooks	3,463	2,768	2,795
Workstations	362	339	329
Handhelds	139	136	186
Other	184	159	117

Personal Systems Group	7,823	6,917	7,113

Commercial Hardware	1,873	1,632	1,732
Consumer Hardware	1,296	893	1,267
Supplies	4,100	3,693	3,771
Other	14	16	15

Imaging and Printing Group	7,283	6,234	6,785

HP Financial Services	545	519	514
Corporate Investments	160	155	142

Total Segments	24,910	22,164	23,236

Eliminations of intersegment net revenue and other	(355)	(274)	(323)

Total HP Consolidated	$24,555	$21,890	$22,913

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue movement of $5 million or less between ESS and SW segments within TSG. In addition, IPG and PSG revenue was impacted at the business unit level but the overall segment revenue remained as previously reported. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2006	2005(a)

Net revenue:

Industry Standard Servers	$10,133	$9,530
Business Critical Systems	3,656	3,812
Storage	3,519	3,375

Enterprise Storage and Servers	17,308	16,717

Technology Services	9,506	9,665
Managed Services	3,224	3,031
Consulting and Integration	2,887	2,840

HP Services	15,617	15,536

OpenView	899	691
OpenCall and Other	402	370

Software	1,301	1,061

Technology Solutions Group	34,226	33,314

Desktops	14,613	14,406
Notebooks	12,000	9,763
Workstations	1,368	1,195
Handhelds	620	836
Other	565	541

Personal Systems Group	29,166	26,741

Commercial Hardware	6,899	6,558
Consumer Hardware	4,427	4,497
Supplies	15,402	14,045
Other	58	55

Imaging and Printing Group	26,786	25,155

HP Financial Services	2,078	2,102
Corporate Investments	566	523

Total Segments	92,822	87,835

Eliminations of intersegment net revenue and other	(1,164)	(1,139)

Total HP Consolidated	$91,658	$86,696

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For fiscal year 2005, the realignments resulted primarily in revenue movement of $16 million or less between ESS and SW segments within TSG. In addition, IPG and PSG revenue was impacted at the business unit level but the overall segment revenue remained as previously reported. There was no impact to the remaining segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES COMPARISON OF DILUTED NON-GAAP EARNINGS PER SHARE (Including the Effect of Stock-Based Compensation Expense) (Unaudited)

	Q106	Q206	Q306	Q406	FY06

Non-GAAP EPS as reported(a)	$0.48	$0.69	$0.52	$0.68	$2.38
Pro forma effect of SFAS 123 on EPS	--	--	--	--	--

Total diluted non-GAAP EPS including the effect of
stock-based compensation expense for all periods	$0.48	$0.69	$0.52	$0.68	$2.38

	Q105	Q205	Q305	Q405(c)	FY05(c)

Non-GAAP EPS as reported(a)	$0.37	$0.37	$0.36	$0.51	$1.62
Pro forma effect of SFAS 123 on EPS(b)	(0.05)	(0.04)	(0.04)	(0.04)	(0.16)

Total diluted non-GAAP EPS including the effect of
stock-based compensation expense for all periods	$0.32	$0.33	$0.32	$0.47	$1.46

(a)	For each of the quarters in fiscal 2005, non-GAAP EPS includes the effect of compensation expense related to discounted options and restricted stock recognized under APB 25. Fiscal 2006 EPS includes the aforementioned expense plus the impact for stock-based compensation recognized under SFAS 123(R).

(b)	For each of the quarters in fiscal 2005, non-GAAP EPS as reported excludes the effect of compensation expense related to employee stock options and employee stock purchase plan under SFAS 123.

(c)	In Q405, HP recorded $107 million of stock compensation before tax expense or $0.03 per share on an after tax basis within restructuring charges. This amount is excluded from the non-GAAP results shown above.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	October 31, 2006	July 31, 2006	October 31, 2005

Numerator:
Net earnings	$1,697	$1,375	$416
Adjustment for interest expense on zero coupon
subordinated convertible notes, net of taxes	2	1	--

Net earnings, adjusted	$1,699	$1,376	$416

Denominator:
Weighted-average shares used to compute basic EPS	2,730	2,768	2,850
Effect of dilutive securities:
Dilution from employee stock plans	78	63	58
Zero-coupon subordinated convertible notes	8	8	--

Dilutive potential common shares	86	71	58

Weighted-average shares used to compute diluted EPS	2,816	2,839	2,908

Net earnings per share:
Basic(a)	$0.62	$0.50	$0.15
Diluted(b)	$0.60	$0.48	$0.14

(a)	HP’s basic earnings per share (EPS) were calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NET EARNINGS PER SHARE (In millions except per share amounts)

	Twelve months ended October 31,
	2006	2005
	(Unaudited)
Numerator:
Net earnings	$6,198	$2,398
Adjustment for interest expense on zero coupon
subordinated convertible notes, net of taxes	7	--

Net earnings, adjusted	$6,205	$2,398

Denominator:
Weighted-average shares used to compute basic EPS	2,782	2,879
Effect of dilutive securities:
Dilution from employee stock plans	62	30
Zero-coupon subordinated convertible notes	8	--

Dilutive potential common shares	70	30

Weighted-average shares used to compute diluted EPS	2,852	2,909

Net earnings per share:
Basic(a)	$2.23	$0.83
Diluted(b)	$2.18	$0.82

(a)	HP’s basic earnings per share were calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NON-GAAP NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Three months ended
	October 31, 2006	July 31, 2006	October 31, 2005

Numerator:
Non-GAAP net earnings	$1,905	$1,483	$1,496
Adjustment for interest expense on zero coupon subordinated
convertible notes, net of taxes	2	1	2

Non-GAAP net earnings, adjusted	$1,907	$1,484	$1,498

Denominator:
Weighted-average shares used to compute basic EPS	2,730	2,768	2,850
Effect of dilutive securities:
Dilution from employee stock plans	78	63	58
Zero-coupon subordinated convertible notes	8	8	7

Dilutive potential common shares	86	71	65

Weighted-average shares used to compute diluted EPS	2,816	2,839	2,915

Non-GAAP net earnings per share:
Basic(a)	$0.70	$0.54	$0.52
Diluted(b)	$0.68	$0.52	$0.51

(a)	HP’s basic non-GAAP earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP EPS included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF NON-GAAP NET EARNINGS PER SHARE (Unaudited) (In millions except per share amounts)

	Twelve months ended October 31,
	2006	2005

Numerator:
Non-GAAP net earnings	$6,777	$4,708
Adjustment for interest expense on zero coupon subordinated
convertible notes, net of taxes	7	7

Non-GAAP net earnings, adjusted	$6,784	$4,715

Denominator:
Weighted-average shares used to compute basic EPS	2,782	2,879
Effect of dilutive securities:
Dilution from employee stock plans	62	30
Zero-coupon subordinated convertible notes	8	8

Dilutive potential common shares	70	38

Weighted-average shares used to compute diluted EPS	2,852	2,917

Non-GAAP net earnings per share:
Basic(a)	$2.44	$1.64
Diluted(b)	$2.38	$1.62

(a)	HP’s basic non-GAAP earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP EPS included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and conversion of debt, except when such issuances would be antidilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net income is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges, pension curtailment gains and in-process research and development charges recorded during the relevant period. Non-GAAP net income and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges as well as any gains or losses on investments recorded during the relevant period. Non-GAAP net income and non-GAAP diluted earnings per share for HP’s fiscal year ended October 31, 2005 also exclude the effects of a non-recurring tax expense associated with the repatriation of $14.5 billion under the provisions of the American Jobs Creation Act of 2004. In addition, non-GAAP net income and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions. HP excludes these restructuring costs for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	During its fourth fiscal quarter of 2005, HP ceased pension accruals of its U.S. defined benefit plan for employees who did not meet defined criteria based on age and years of service. As a result, HP recognized a curtailment gain of $199 million during that quarter relating to the elimination of future benefit accruals for the affected employee group. HP has not incurred any additional curtailment gains in connection with this one-time change to its employee benefit program. As such, HP believes that eliminating these gains or losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	HP incurs costs related to acquisitions, some of which are treated as non-capitalized expenses. These non-capitalized expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions. As such, HP believes that eliminating these non-capitalized acquisition-related expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	HP’s investments consist principally of time deposits, other debt securities and equity securities of publicly traded and privately held companies. HP sells investments or adjusts the value of investments from time to time based on market conditions and, in the case of investments in equity securities, the strategic value of such investments. HP’s activities in this regard are included in its GAAP presentation of net income and net earnings per share. Because the amount and timing of these gains or losses and adjustments are unpredictable, HP believes that eliminating these gains or losses and adjustments for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	The American Jobs Creation Act of 2004 provided for a temporary 85% dividends received deduction on certain foreign earnings repatriated during a one-year period. During its third fiscal quarter ended July 31, 2005, HP decided to repatriate $14.5 billion in its third and fourth fiscal quarters of 2005 and recorded an associated tax expense of approximately $788 million. Because the benefits provided for under the Act were made available only during a one-year period that has already expired, HP did not and will not incur any additional tax expense associated with the repatriation of funds under the Act in any subsequent or future fiscal quarter. As such, HP believes that eliminating this one-time tax expense for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets and acquisition-related charges, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	Items such as gains or losses on investments that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on our use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.